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                                UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D. C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 23, 2003

                                SOLUTIA INC.
                                ------------
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                  DELAWARE
                                  --------
                          (STATE OF INCORPORATION)

    001-13255                                            43-1781797
    ---------                                            ----------
    (COMMISSION                                          (IRS EMPLOYER
    FILE NUMBER)                                         IDENTIFICATION NO.)



575 MARYVILLE CENTRE DRIVE, P.O. BOX 66760, ST. LOUIS, MISSOURI     63166-6760
---------------------------------------------------------------     ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)



                               (314) 674-1000
                               --------------
             REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE



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ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         On October 23, 2003, Solutia Inc. issued a press release announcing Solutia's financial results for the third quarter of 2003. The release also announces a conference call to discuss Solutia's performance. A copy of that press release is furnished as Exhibit 99 to this report and is incorporated here by reference.

         The press release uses the non-GAAP term "free cash flow." We believe that this metric is useful to our investors and management as a measure of cash generated by business operations that is available primarily to repay debt obligations. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity. In addition, free cash flow is one of the performance measures we use in determining incentive compensation.

         Solutia will host a conference call on Friday, October 24, 2003 at 9 a.m. Central Time to discuss its performance. The call will be simulcast on Solutia's homepage at http://www.solutia.com/pages/corporate/investors/investor relations.asp under the presentations and speeches tab.

         The information in this report, including the exhibit, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.



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                                 SIGNATURES

            PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

                                                   SOLUTIA INC.
                                            -----------------------------------
                                                   (Registrant)


                                                   /s/  Rosemary L. Klein
                                            -----------------------------------
                                                   Assistant Secretary

DATE: OCTOBER 23, 2003



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                                EXHIBIT INDEX

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

  Exhibit Number                          Description
  --------------                          -----------

       99         Press release dated October 23, 2003, issued by Solutia Inc.